Exhibit 10.121

                                           EMPLOYMENT AGREEMENT

                  This  EMPLOYMENT  AGREEMENT,  dated as of November 1, 2000,  is by and between  JAMES F. YOUNG (the  "Employee")  and
MEDIMMUNE,  INC., a Delaware  corporation (the "Company") and supercedes the Employment  Agreement between them dated as of November 1,
1998.
                  The Company and the Employee hereby agree as follows:
                  1.       Employment.  The Company hereby  employs the Employee,  and the Employee  hereby  accepts  employment by the
Company, upon the terms and conditions hereinafter set forth.
                  2.       Term. Subject to the provisions for earlier  termination as herein provided,  the employment of the Employee hereunder will be for the period  commencing on the date hereof and ending on the second  anniversary of such date.  Such period may be extended,  with the consent of the Employee,  for one or more  one-year  periods by resolution  adopted by the  Compensation  and Stock
Committee  (the  "Compensation  Committee")  of the Board of  Directors  of the Company  (the  "Board").  The period of the  Employee's employment  under this Agreement,  as it may be terminated or extended from time to time as provided  herein,  is referred to hereafter as the "Employment Period."
                  3.       Duties and  Responsibilities.  The  Employee  will be employed by the Company in the  position  set forth on
Annex A, a copy of which is  attached  hereto  and the  terms  of which  are  incorporated  herein  by  reference.  The  Employee  will faithfully  perform the duties and  responsibilities  of such  office,  as they may be  assigned  from time to time by the Board or the
Board's designee.
                  4.       Time to be Devoted to  Employment.  Except for vacation in accordance  with the  Company's  policy in effect from time to time and  absences  due to  temporary  illness,  the Employee  shall  devote full time,  attention  and energy  during the
Employment  Period to the  business  of the  Company.  During the  Employment  Period,  the  Employee  will not be engaged in any other business  activity  which,  in the  reasonable  judgment  of the Board or its  designee,  conflicts  with the  duties  of the  Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.
                  5.       Compensation; Reimbursement.
                  (a)      Base Salary.  The Company (or, at the Company's  option,  any  subsidiary or affiliate  thereof) will pay to the  Employee  an  annual  base  salary  of not  less  than the  amount  specified  as the  Initial  Base  Salary  on Annex A,  payable semi-monthly.  The Employee's  base salary shall be reviewed  annually by the  Compensation  Committee and shall be subject to increase at the option and sole discretion of the Compensation Committee.
                  (b)      Bonus. The Employee shall be eligible to receive, at the sole discretion of the Compensation  Committee,  an annual cash bonus based on pre-determined performance standards of the Company.
                  (c)      Benefits;  Stock Options.  In addition to the salary and cash bonus referred to above, the Employee shall be entitled during the Employment  Period to participate in such employee benefit plans or programs of the Company,  and shall be entitled to such other  fringe  benefits,  as are from time to time made  available by the Company  generally  to  employees  of the  Employee's position,  tenure, salary, age, health and other qualifications.  Without limiting the generality of the foregoing,  the Employee shall be eligible for such awards,  if any,  under the  Company's  stock option plan as shall be granted to the Employee by the  Compensation
Committee or other  appropriate  designee of the Board acting in its sole  discretion.  The Employee  acknowledges  and agrees that the
Company does not guarantee the adoption or  continuance  of any  particular  employee  benefit plan or program or other fringe  benefit during  the  Employment  Period,  and  participation  by the  Employee  in any such plan or  program  shall be subject to the rules and regulations applicable thereto.
                  (d)      Expenses.  The Company will reimburse the Employee,  in accordance with the practices in effect from time to time for  other  officers  or  staff  personnel  of the  Company,  for all  reasonable  and  necessary  traveling  expenses  and  other disbursements  incurred by the Employee for or on behalf of the Company in the  performance of the Employee's  duties  hereunder,  upon presentation by the Employee to the Company of appropriate vouchers.
                  6.       Death;  Disability.  If the  Employee  dies  or is  incapacitated  or  disabled  by  accident,  sickness  or otherwise,  so as to render the Employee  mentally or physically  incapable of performing the services  required to be performed by the
Employee  under this  Agreement  for a period that would entitle the Employee to qualify for long-term  disability  benefits  under the
Company's  then-current  long-term  disability  insurance program or, in the absence of such a program,  for a period of 90 consecutive days or longer  (such  condition  being  herein  referred to as a  "Disability"),  then (i) in the case of the  Employee's  death,  the
Employee's  employment  shall be deemed to  terminate  on the date of the  Employee's  death or (ii) in the case of a  Disability,  the
Company,  at its option, may terminate the employment of the Employee under this Agreement  immediately upon giving the Employee notice to that effect.  Disability shall be determined by the Board or the Board's  designee.  In the case of a Disability,  until the Company shall have terminated the Employee's  employment hereunder in accordance with the foregoing,  the Employee shall be entitled to receive compensation provided for herein notwithstanding any such physical or mental disability.
                  7.       Termination  For Cause.  The  Company  may,  with the  approval of a majority  of the Board,  terminate  the employment of the Employee  hereunder at any time during the Employment Period for "cause" (such  termination being hereinafter  called a "Termination  for Cause") by giving the Employee  notice of such  termination,  upon the giving of which such  termination  will take effect  immediately.  For purposes of this Agreement,  "cause" means (i) the Employee's  willful and substantial  misconduct,  (ii) the
Employee's  repeated,  after written  notice from the Company,  neglect of duties or failure to act which can reasonably be expected to affect  materially  and adversely the business or affairs of the Company or any subsidiary or affiliate  thereof,  (iii) the Employee's material  breach of any of the  agreements  contained  in Sections  13, 14 or 15 hereof,  (iv) the  commission  by the  Employee of any material  fraudulent  act with  respect to the business and affairs of the Company or any  subsidiary  or affiliate  thereof or (v) the
Employee's conviction of (or plea of nolo contendere to) a crime constituting a felony.
                  8.       Termination  Without Cause.  The Company may terminate the employment of the Employee  hereunder at any time without  "cause" (such  termination  being  hereinafter  called a "Termination  Without  Cause") by giving the Employee  notice of such termination, upon the giving of which such termination will take effect not later than 30 days from the date such notice is given.
                  9.       Voluntary  Termination.  Any  termination of the employment of the Employee  hereunder,  otherwise than as a result of death or  Disability,  a  Termination  For Cause,  a Termination  Without Cause or a termination  for Good Reason (as defined below)  following a Change in Control (as defined  below),  will be deemed to be a  "Voluntary  Termination."  A Voluntary  Termination
will be deemed to be effective immediately upon such termination.
                  10.      Effect of Termination of Employment.
                  (a)      Voluntary  Termination;  Termination For Cause. Upon the termination of the Employee's  employment hereunder pursuant to a Voluntary  Termination or a Termination For Cause,  neither the Employee nor the Employee's  beneficiaries or estate will have any further rights or claims  against the Company under this  Agreement  except the right to receive (i) the unpaid portion of the base salary provided for in Section 5(a) hereof,  computed on a pro rata basis to the date of termination,  (ii) payment of his accrued but unpaid rights in accordance  with the terms of any incentive  compensation,  stock option,  retirement,  employee  welfare or other employee  benefit plans or programs of the Company in which the Employee is then  participating  in  accordance  with Sections 5(b) and
5(c) hereof and (iii)  reimbursement  for any expenses for which the Employee shall not have theretofore been reimbursed as provided in
Section 5(d) hereof.
                  (b)      Termination  Without  Cause.  Upon the  termination of the  Employee's  employment as a Termination  Without
Cause,  neither the Employee nor the  Employee's  beneficiaries  or estate will have any further  rights or claims  against the Company under this  Agreement  except the right to receive (i) the  payments  and other  rights  provided  for in Section  10(a)  hereof,  (ii)
severance  payments  in the form of  semi-monthly  payment  of the  Employee's  base  salary  (as in effect  immediately  prior to such termination)  and of the Pro-Rata  Bonus  Amount (as defined  below) for a period of 24 months  following  the  effective  date of such termination,  and (iii)  continuation of the medical benefits coverage to which the Employee is entitled under Section 5(c) hereof over the 24 month period  provided in clause (ii) above,  with such  coverage to be provided at the same level and subject to the same terms and conditions  (including,  without  limitation,  any applicable co-pay obligations of the Employee,  but excluding any applicable tax consequences  for the  Employee)  as in effect  from time to time for  officers  of the  Company  generally.  For the  purposes of this
Agreement,  "Pro-Rata Bonus Amount" shall mean one-twenty-fourth  (1/24th) of the greater of (a) the most recent annual cash bonus paid to the  Employee  prior to the date of his  termination,  or (b) the average of the three most recent  annual cash  bonuses paid to the
Employee  prior to the date of his  termination.  The rights of the  Employee  and the  obligations  of the Company  under this Section
10(b)  shall  remain in full force and effect  notwithstanding  the  expiration  of the  Employment  Period,  whether by failure of the
Compensation Committee to extend such period or otherwise.
                  (c)      Death and Disability.  Upon the termination of the Employee's  employment  hereunder as a result of death or
Disability,  neither the  Employee  nor the  Employee's  beneficiaries  or estate will have any  further  rights or claims  against the
Company under this Agreement  except the right to receive (i) the payments and other rights provided for in Section 10(a) hereof,  (ii)
a lump-sum payment,  within 15 days after the effective date of such termination,  equal to the aggregate amount of the Employee's base salary as in effect  immediately  prior to such  termination  that would be payable over a period of 12 months  following the effective date of such  termination  and (iii) in the case of  Disability  only,  continuation  of the  medical  benefits  coverage  to which the
Employee is entitled  under  Section 5(c) hereof over the same period with respect to which the lump-sum  payment is  calculated  under clause (ii) above,  with such  coverage  to be  provided  at the same level and  subject to the same terms and  conditions  (including, without  limitation,  any  applicable  co-pay  obligations  of the Employee,  but excluding any  applicable  tax  consequences  for the
Employee) as in effect from time to time for officers of the Company generally.
                  (d)      Forfeiture of Rights.  In the event that,  subsequent to termination of employment  hereunder,  the Employee
(i) breaches any of the  provisions of Section 13, 14 or 15 hereof or (ii) directly or indirectly  makes or  facilitates  the making of any adverse public  statements or disclosures  with respect to the business or securities of the Company,  all payments and benefits to which the Employee may otherwise have been entitled pursuant to Section 10(a),  10(b) or 11 hereof shall  immediately  terminate and be forfeited, and any portion of such amounts as may have been paid to the Employee shall forthwith be returned to the Company.
                  11.      Change in Control Provisions.
                  (a)      Effect of Change in Control.  In the event of a Change in Control during the Employment  Period, all options held by the Employee to purchase shares of the Company's stock that are not then vested and  exercisable  shall become  immediately and fully vested and exercisable as of the effective date of the Change in Control.
                  (b)      Effect  of  Termination  Following  Change  in  Control.  In the event of a Change  in  Control  during  the
Employment Period and a subsequent  termination of the Employee's  employment,  either by the Company as a Termination Without Cause or by the Employee for Good Reason,  whether or not such  termination is during the Employment  Period,  the Employee shall be entitled to receive (i) the payments and other  rights  provided in Section  10(a)  hereof,  (ii) a severance  payment in the form a cash lump sum, which shall be paid  within 15 days of the date of  termination,  equal to the sum of the  Employee's  semi-monthly  base salary (as in effect  immediately  prior to such  termination) and the Pro-Rata Bonus Amount (as determined under Section 10(b) above)  multiplied by
72 (i.e.,  that would have been payable on a semi-monthly  basis during the 36 months  following such  termination),  but discounted to present value from the dates such payments  would be made if paid on a semi-monthly  basis for such 36 month period,  based on the 100%
short-term  Applicable  Federal Rate (compounded  annually) under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the
"Code") as in effect at the time of  payment,  and (iii)  continuation  of the  medical  benefits  coverage  to which the  Employee  is entitled  under Section 5(c) hereof for a period of 36 months from the date of the  Employee's  termination  of  employment,  with such coverage to be provided at the same level and subject to the same terms and conditions (including,  without limitation,  any applicable co-pay  obligations of the Employee,  but excluding any applicable  tax  consequences  for the Employee) as in effect from time to time for officers of the Company  generally.  In addition,  upon any such  Termination  Without  Cause or for Good Reason that occurs within six months  following  the  effective  date of a Change in Control,  the  Employee  shall  retain the right to exercise  any options to purchase  shares of the  Company's  stock  until  the  earlier  of (a) 36  months  following  the date of such  termination  or (b) the expiration of the original full term of each such option.
                  (c)      Definition of Change in Control.  For purposes of this  Agreement,  a "Change in Control" shall be deemed to have occurred upon:
                  (i)      an acquisition  subsequent to the date hereof by any person,  entity or group (within the meaning of Section
         13(d)(3) or 14(d)(2) of the  Securities  Exchange Act of 1934, as amended (the  "Exchange  Act")) (a "Person"),  of beneficial ownership  (within  the  meaning  of Rule  13d-3  promulgated  under the  Exchange  Act) of 30% or more of either (A) the then outstanding  shares of common stock of the Company  ("Common  Stock") or (B) the combined voting power of the then outstanding voting  securities of the Company  entitled to vote  generally in the election of directors (the  "Outstanding  Company Voting
         Securities");  excluding,  however, the following:  (1) any acquisition  directly from the Company,  other than an acquisition by virtue of the exercise of a conversion  privilege unless the security being so converted was itself acquired  directly from the Company,  (2) any  acquisition  by the Company and (3) any  acquisition  by an employee  benefit  plan (or related  trust)
         sponsored or maintained by the Company;
                  (ii)     a change in the composition of the Board such that during any period of two consecutive  years,  individuals who at the beginning of such period  constitute the Board, and any new director (other than a director  designated by a person who has entered into an agreement  with the Company to effect a transaction  described in clause (i),  (iii),  or (iv) of this paragraph)  whose election by the Board or nomination for election by the Company's  stockholders was approved by a vote of at least  two-thirds  of the  directors  then still in office who either were  directors at the  beginning of the period or whose election or  nomination  for election was  previously  so approved,  cease for any reason to constitute at least a majority of the members thereof;
                  (iii) the  approval  by the  stockholders  of the  Company  of a merger,  consolidation,  reorganization  or  similar corporate  transaction,  whether or not the Company is the surviving  corporation in such  transaction,  in which  outstanding shares of Common Stock are  converted  into (A) shares of stock of another  company,  other than a  conversion  into shares of voting common stock of the successor  corporation (or a holding company  thereof)  representing 80% of the voting power of all capital stock  thereof  outstanding  immediately  after the merger or  consolidation  or (B) other  securities  (of either the
         Company or another company) or cash or other property;
                  (iv)     the approval by  stockholders  of the Company of the issuance of shares of Common Stock in connection with a merger,  consolidation,  reorganization or similar corporate transaction in an amount in excess of 40% of the number of shares of Common Stock outstanding immediately prior to the consummation of such transaction;
                  (v)      the  approval  by  the  stockholders  of  the  Company  of (A)  the  sale  or  other  disposition  of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or
                  (vi)     the adoption by the Board of a resolution  to the effect that any person has acquired  effective  control of the business and affairs of the Company.
                  (d)      Good Reason  Following  Change in Control.  For purposes of this  Agreement,  termination  for "Good Reason"
shall mean  termination  by the  Employee of his  employment  with the  Company,  within six months  immediately  following a Change in
Control, based on:
                  (i)      any  diminution  in the  Employee's  position,  title,  responsibilities  or authority  from those in effect immediately prior to such Change in Control; or
                  (ii)     the breach by the Company of any of its material obligations under this Agreement.

                  12.      Parachute Tax Indemnity
                  (a)      If it shall be  determined  that any amount  paid,  distributed  or treated  as paid or  distributed  by the
Company to or for the  Employee's  benefit  (whether  paid or payable or  distributed  or  distributable  pursuant to the terms of this
Agreement or otherwise,  but determined  without regard to any additional  payments required under this Section 12) (a "Payment") would be subject to the excise tax imposed by Section  4999 of the Code,  or any interest or  penalties  are  incurred by the  Employee  with respect to such excise tax (such excise tax,  together with any such interest and penalties,  being hereinafter  collectively  referred to as the "Excise  Tax"),  then the Employee  shall be entitled to receive an  additional  payment (a "Gross-Up  Payment") in an amount such that after  payment by the  Employee of all federal,  state and local taxes  (including  any  interest or  penalties  imposed with respect to such taxes), including,  without limitation,  any income taxes (and any interest and penalties imposed with respect thereto)
and Excise Tax imposed  upon the Gross-Up  Payment,  the Employee  retains an amount of the  Gross-Up  Payment  equal to the Excise Tax imposed upon all the Payments.
                  (b)      All determinations  required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up  Payment and the  assumptions  to be utilized in arriving at such  determination,  shall be made by a nationally  recognized  accounting  firm as may be  designated by the Employee  (the  "Accounting  Firm") which shall provide detailed  supporting  calculations  both to the Company  and the  Employee  within 15  business  days of the receipt of notice from the
Employee  that there has been a Payment,  or such earlier time as is requested by the Company.  In the event that the  Accounting  Firm is serving as accountant or auditor for the  individual,  entity or group  effecting the change in control,  the Employee shall appoint another  nationally  recognized  accounting firm to make the  determinations  required  hereunder (which  accounting firm shall then be referred to as the  Accounting  Firm  hereunder).  All fees and  expenses of the  Accounting  Firm shall be borne by the  Company.  Any
Gross-Up  Payment,  as  determined  pursuant to this Section 12,  shall be paid by the Company to the Employee  within five days of the receipt of the Accounting  Firm's  determination.  Any  determination  by the Accounting Firm shall be binding upon the Company and the
Employee.  As a result of the  uncertainty in the application of Section 4999 of the Code at the time of the initial  determination  by the  Accounting  Firm  hereunder,  it is possible that Gross-Up  Payments which will not have been made by the Company should have been made  ("Underpayment"),  consistent with the  calculations  required to be made hereunder.  In the event that the Company  exhausts its remedies  pursuant to this Section 12 and the Employee  thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the  Underpayment  that has occurred and any such  Underpayment  shall be promptly paid by the Company to or for the Employee's benefit.
                  (c)      The Employee  shall  notify the Company in writing of any claim by the Internal  Revenue  Service  that,  if successful,  would  require  the  payment  by the  Company  of the  Gross-Up  Payment.  Such  notification  shall  be  given as soon as practicable  but no later then ten business  days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is  requested to be paid.  The Employee  shall not pay such claim prior to the  expiration of the 30-day period  following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company  notifies  the Employee in writing  prior to the expiration of such period that it desires to contest such claim, the Employee shall:
(i)      give the Company any information reasonably requested by the Company relating to such claim,
(ii)     take such action in connection  with  contesting  such claim as the Company shall  reasonably  request in writing from time to time,  including,  without limitation,  accepting legal  representation with respect to such claim by an attorney reasonably selected by the Company,
(iii)    cooperate with the Company in good faith in order to effectively  contest such claim, and
(iv)     permit the Company to participate in any proceeding  relating to such claim;  provided,  however,  that the Company shall bear and pay directly all costs and expenses  (including  additional  interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee  harmless,  on an after-tax  basis,  from any Excise Tax or income tax (including  interest and penalties with respect thereto) imposed as a result of such  representation  and payment of costs and expense.  Without limitation on the foregoing  provisions of this Section 12, the Company shall control all  proceedings  taken in connection  with such contest and, at its sole option, may pursue or forego any and all administrative  appeals,  proceedings,  hearings and conferences with the taxing authority  in respect of such claim and may,  at its sole  option,  either  direct the  Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible  manner,  and the Employee agrees to prosecute such contest to a determination  before any  administrative  tribunal,  in a court  of  initial  jurisdiction  and in one or more  appellate  courts,  as the  Company  shall determine;  provided,  however,  that if the Company  directs the Employee to pay such claim and sue for a refund,  the Company shall advance the amount of such payment to the Employee,  on an interest-free  basis, and shall indemnify and hold the Employee  harmless, on an after-tax  basis,  from any Excise Tax or income tax  (including  interest or  penalties  with  respect  thereto)  imposed with respect to such advance or with respect to any imputed income with respect to such advance;  and further  provided that any extension of the statute of  limitations  relating to payment of taxes for the  Employee's  taxable year with  respect to which such  contested amount is claimed to be due is limited solely to such contested  amount.  Furthermore,  the Company's control of the contest shall be limited to issues with respect to which a Gross-Up  Payment would be payable  hereunder and the Employee  shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
                  (d)      If,  after the  Employee's  receipt of an amount  advanced by the Company  pursuant to this  Section 12, the
Employee  becomes  entitled to receive any refund with respect to such claim,  the Employee shall  (subject to the Company's  complying with the  requirements  of this Section 12) promptly pay to the Company the amount of such refund  (together  with any interest paid or credited thereon after taxes  applicable  thereto).  If, after the Employee's  receipt of an amount advanced by the Company pursuant to this  Section 12, a  determination  is made that the  Employee  shall not be entitled to any refund with  respect to such claim and the
Company  does not notify the  Employee in writing of its intent to contest  such denial of refund  prior to the  expiration  of 30 days after such  determination,  then such  advance  shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
                  (e)      The foregoing  provisions of this Section 12 are intended to supersede the provisions of Section 7(b) of the
Company's 1991 Stock Option Plan as applied to the Employee.
                  13.      Disclosure  of  Information.  The  Employee  will not,  at any time during or after the  Employment  Period, disclose to any person, firm,  corporation or other business entity, except as required by law, any non-public  information  concerning the  business,  products,  clients  or  affairs  of the  Company  or any  subsidiary  or  affiliate  thereof  for any reason or purpose whatsoever,  nor will the Employee  make use of any of such  non-public  information  for  personal  purposes or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.
                  14.      Restrictive  Covenant.  (a) The Employee  hereby  acknowledges  and recognizes  that,  during the Employment
Period,  the Employee will be privy to trade secrets and confidential  proprietary  information  critical to the Company's business and the Employee  further  acknowledges  and  recognizes  that the Company  would find it extremely  difficult or impossible to replace the
Employee and,  accordingly,  the Employee agrees that, in consideration of the benefits to be received by the Employee  hereunder,  the
Employee will not, from and after the date hereof until the first  anniversary  of the  termination  of the  Employment  Period (or six months after the termination of the Employment  Period if such  termination is as a result of a termination for Good Reason following a
Change in Control), (i) directly or indirectly engage in the development,  production,  marketing or sale of products that compete (or, upon  commercialization,  would  compete)  with  products of the Company  being  developed  (so long as such  development  has not been abandoned),  marketed  or sold at the time of the  Employee's  termination  (such  business  or  activity  being  hereinafter  called a
"Competing  Business")  whether  such  engagement  shall be as an officer,  director,  owner,  employee,  partner,  affiliate  or other participant  in any  Competing  Business,  (ii) assist  others in engaging in any  Competing  Business in the manner  described  in the foregoing  clause (i), or (iii) induce other employees of the Company or any subsidiary  thereof to terminate their employment with the
Company or any subsidiary thereof or engage in any Competing  Business.  Notwithstanding the foregoing,  the term "Competing  Business"
shall not include any business or activity that was not conducted by the Company prior to the effective date of a Change in Control.
                  (b)      The Employee  understands  that the foregoing  restrictions  may limit the ability of the Employee to earn a livelihood  in a business  similar to the business of the Company,  but  nevertheless  believes that the Employee has received and will receive  sufficient  consideration and other benefits,  as an employee of the Company and as otherwise provided  hereunder,  to justify such  restrictions  which,  in any event (given the  education,  skills and ability of the Employee),  the Employee  believes would not prevent the Employee from earning a living.
                  15.      Company Right to Inventions.  The Employee will promptly disclose,  grant and assign to the Company, for its sole use and benefit, any and all inventions,  improvements,  technical information and suggestions relating in any way to the business of the Company which the Employee may develop or acquire  during the  Employment  Period  (whether or not during usual working  hours), together with all patent  applications,  letters  patent,  copyrights and reissues  thereof that may at any time be granted for or upon any such invention, improvement or technical information.  In connection therewith:
                  (i)      the Employee  shall,  without  charge,  but at the expense of the Company,  promptly at all times  hereafter execute and deliver such  applications,  assignments,  descriptions and other instruments as may be necessary or proper in the opinion  of the  Company to vest title to any such  inventions,  improvements,  technical  information,  patent  applications, patents,  copyrights  or reissues  thereof in the Company and to enable it to obtain and  maintain  the entire right and title thereto throughout the world; and
                  (ii)     the  Employee  shall  render to the Company,  at its expense  (including  a reasonable  payment for the time involved  in case the  Employee is not then in its  employ),  all such  assistance  as it may  require in the  prosecution  of applications for said patents,  copyrights or reissues  thereof,  in the prosecution or defense of interferences  which may be declared  involving any said  applications,  patents or copyrights  and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.
                  16.      Enforcement.  It is the desire and intent of the parties  hereto that the  provisions  of this  Agreement be enforceable to the fullest extent  permissible  under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly,  to the extent that a restriction  contained in this Agreement is more  restrictive than permitted by the laws of any  jurisdiction  where this Agreement may be subject to review and  interpretation,  the terms of such  restriction,  for the purpose only  of the  operation  of such  restriction  in such  jurisdiction,  will be the  maximum  restriction  allowed  by the  laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.
                  17.      Remedies;  Survival.  (a) The Employee  acknowledges  and  understands  that the provisions of the covenants contained in Sections 13, 14 and 15 hereof,  the  violation of which cannot be  accurately  compensated  for in damages by an action at law, are of crucial  importance to the Company,  and that the breach or threatened  breach of the  provisions of this  Agreement  would cause the Company  irreparable  harm.  In the event of a breach or threatened  breach by the Employee of the  provisions of Section 13,
14 or 15 hereof,  the Company will be entitled to an injunction  restraining  the Employee from such breach.  Nothing herein  contained will be construed as  prohibiting  the Company from pursuing any other remedies  available for any breach or threatened  breach of this
Agreement.
                  (b)      Notwithstanding  anything contained in this Agreement to the contrary, the provisions of Sections 10(b), 13,
14, 15, 16 and 17 hereof will survive the expiration or other  termination of this Agreement  until,  by their terms,  such  provisions are no longer operative.
                  18.      Notices.  Notices and other communications  hereunder will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:
if to the Employee:                 as specified in Annex A

and if to the Company:              MedImmune, Inc.
                                            35 West Watkins Mill Road
                                            Gaithersburg, Maryland  20878
                                            Attention:  Chief Executive Officer

with a copy to:                             Frederick W. Kanner, Esq.
                                            Dewey Ballantine LLP
                                            1301 Avenue of the Americas
                                            New York, NY 10019

All notices and other  communications  given to any party hereto in accordance  with the provisions of this Agreement will be deemed to have been given on the date of  delivery,  if  personally  delivered;  on the  business  day after the date when  sent,  if sent by air courier;  and on the third  business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 18 or in accordance with the latest unrevoked direction from such party.
                  19.      Binding  Agreement;  Benefit.  The  provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.
                  20.      Governing Law. This  Agreement will be governed by, and construed and enforced in accordance  with, the laws of the State of Maryland.
                  21.      Waiver of Breach.  The waiver by either party of a breach of any  provision  of this  Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.
                  22.      Entire Agreement;  Amendments.  This Agreement (including Annex A) contains the entire agreement between the parties  with respect to the subject  matter  hereof and  supersedes  all prior  agreements  or  understandings  among the parties with respect thereof including,  without limitation,  that certain employment  agreement between the parties dated as of April 1, 1997. This
Agreement may be amended only by an agreement in writing signed by the parties hereto.
                  23.      Headings.  The section  headings  contained in this  Agreement are for reference  purposes only and will not affect in any way the meaning or interpretation of this Agreement.
                  24.      Severability.  Any  provision of this  Agreement  that is prohibited or  unenforceable  in any  jurisdiction will,  as to such  jurisdiction,  be  ineffective  to the extent of such  prohibition  or  unenforceability  without  invalidating  the remaining  provisions  hereof,  and any such  prohibition  or  unenforceability  in any  jurisdiction  will not  invalidate  or  render unenforceable such provision in any other jurisdiction.
                  25.      Assignment.  This Agreement is personal in its nature and the parties hereto shall not,  without the consent of the other,  assign or  transfer  this  Agreement  or any rights or  obligations  hereunder;  provided,  that the  provisions  hereof
(including,  without  limitation,  Sections  13, 14 and 15) will inure to the benefit of, and be binding  upon,  each  successor of the
Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

         EMPLOYEE                           MEDIMMUNE, INC.

         /s/ James F. Young                          By:  /s/ David M. Mott
              James F. Young                                  David M. Mott

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